UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2010

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 10, 2010, Dr. Richard N. Nottenburg tendered his resignation as a member of the Board of Directors of Sonus Networks, Inc. (the “Company”), effective upon the commencement of employment of Raymond P. Dolan as President and Chief Executive Officer of the Company (as described under item (c) below), which is effective as of October 12, 2010.  Dr. Nottenburg will also step down as President and Chief Executive Officer of the Company on Mr. Dolan’s commencement date.  As disclosed in the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on May 20, 2010, Dr. Nottenburg will assist the Company with an orderly transition of his duties and responsibilities.

(c)           On October 8, 2010, Raymond P. Dolan accepted an offer of employment as President and Chief Executive Officer of Sonus Networks, Inc. (the “Company”), succeeding Dr. Richard N. Nottenburg.  Mr. Dolan will join the Company on October 12, 2010.  Mr. Dolan will also join the Company’s Board of Directors by action of the Board of Directors.

Pursuant to an offer letter dated October 8, 2010 (the “Employment Agreement”), Mr. Dolan will receive an initial annual base salary of $500,000, less applicable state and federal withholdings. He will be eligible to participate in the Company’s Senior Management Cash Incentive Plan (or its successor) during each year he is employed by the Company with a target bonus of 100% of his then-current annual base salary subject to the achievement of specific objectives.  For fiscal year 2010, Mr. Dolan’s specific objectives will be the same ones given to his predecessor and, if received, his 2010 target bonus will be pro rated for the number of days in 2010 that he is employed with the Company.  The Company will reimburse Mr. Dolan for relocation costs up to $50,000.

On October 15, 2010, Mr. Dolan will be granted non-qualified options (the “Options”) to purchase up to 1,000,000 shares of the Company’s common stock under the Company’s 2007 Stock Incentive Plan, as amended (the “Plan”), at an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Select Market on such date.   Subject to the provisions of the Employment Agreement, 25% of the Options will vest on the first anniversary of his commencement date and the remaining 75% will vest in equal monthly increments through the fourth anniversary of his commencement date.

On October 15, 2010, Mr. Dolan will also be granted 750,000 restricted shares of the Company’s common stock (the “Performance Shares”) under the Plan, which will be subject to both performance and time vesting.  The Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company, in its sole discretion, will establish metrics reflecting “threshold”, “target” and “maximum” levels of achievement for the period January 1, 2011 through December 31, 2011 (the “Performance Period”).  Subject to Mr. Dolan remaining employed at the end of the Performance Period, if the Compensation Committee determines that Company performance is: (i) below the “threshold” level of achievement, then no Performance Shares will vest; (ii) at the “threshold” level of achievement, then 250,000 Performance Shares will become performance vested; (iii) at the “target” level of achievement, then 500,000 Performance Shares will become performance vested; or (iv) at the “maximum” level of achievement, then 750,000 Performance Shares will become performance vested; provided, however, that the number of Performance Shares that become performance vested for performance between the “threshold”, “target” and “maximum” levels of achievement will be pro rated.

Once the number of Performance Shares that have performance vested has been established by the Compensation Committee pursuant to the formula described above (such number of shares being referred to as the “Restricted Shares”), 25% of the Restricted Shares will vest on the date the Company reports its financial results by which the performance metrics are determined and, subject to Mr. Dolan’s continued employment with the Company, an additional 25% of the Restricted Shares will vest on each of the second, third and fourth anniversaries of his commencement date.  Any Performance Shares or Restricted Shares that do not vest based on the performance and time criteria described above will automatically be forfeited.

In the event of an Acquisition (as defined in the Employment Agreement), 50% of all unvested Options will vest immediately upon the date of Acquisition and the remaining unvested Options will continue to vest according to their terms.  If the Acquisition occurs during the Performance Period, 500,000 Performance Shares will vest as follows: 50% of such shares will vest immediately upon the date of Acquisition and, subject to Mr. Dolan’s continued employment with the Company or a successor entity, 16.667% of such shares will vest on each of the first, second and third anniversaries of the date of Acquisition.  If, however, the Acquisition occurs after the Performance Period, 50% of the unvested Restricted Shares will vest immediately upon the date of Acquisition and the remaining unvested Restricted Shares will continue to vest according to their terms.

The Employment Agreement also provides that if Mr. Dolan is terminated for any reason other than Cause (as defined in the Employment Agreement), or is terminated due to his death or Disability (as defined in the Employment Agreement) or if Mr. Dolan terminates his employment with Good Reason (as defined in the Employment Agreement), he will receive:  (1) a lump sum payment equal to 1.5 times his then annual base salary and 1.5 times his then target bonus (or two times his then annual base salary and two times his then target bonus if the termination follows an Acquisition); (2) health benefits continuation at the Company’s expense for 18 months following his termination; (3) any allowable unreimbursed expenses, any accrued but unused vacation pay and any earned but unpaid bonus amounts owing to Mr. Dolan at the time of termination; (4) acceleration of the vesting of any unvested Options as of the termination date that would have vested over the 24 months following termination, provided that if the termination occurs in contemplation of, upon or after an Acquisition, then all unvested Options will accelerate and immediately vest on the termination date; and all Options vesting pursuant to this clause (4) will remain outstanding and exercisable for the shorter of five years from the termination date and the life of the Options; and (5) any unvested Restricted Shares as of the termination date that would vest during the 24 months following Mr. Dolan’s termination will accelerate and immediately vest upon termination, provided that, if the termination occurs  in contemplation of, upon or after an Acquisition, then all unvested Restricted Shares will accelerate and immediately vest upon termination.

In the event that, during the Performance Period, the Company terminates Mr. Dolan’s employment for any reason other than Cause, Mr. Dolan’s employment terminates due to his death or Disability, or Mr. Dolan terminates his employment for Good Reason, then Mr. Dolan will be entitled to receive 375,000 shares of the Company’s common stock on the termination date in satisfaction of his award of Performance Shares.  If, however, the termination occurs in contemplation of, upon or after an Acquisition, then Mr. Dolan will be entitled to receive 500,000 shares of the Company’s common stock on the termination date in satisfaction of his award of Performance Shares.

Mr. Dolan is an employee-at-will.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Dolan, age 53, has nearly 25 years of experience in the telecommunications industry, having served in senior leadership positions at QUALCOMM Incorporated (Nasdaq: QCOM), Nextwave Wireless and BellAtlantic/NYNEX Mobile.  Most recently, Mr. Dolan served as Chief Executive Officer of QUALCOMM/Flarion Technologies, a developer of mobile broadband communications technologies, as well as Senior Vice President of QUALCOMM Incorporated.  Prior to its acquisition by QUALCOMM in 2006, Mr. Dolan served as Chairman and Chief Executive Officer of Flarion.  Prior to his role at Flarion Technologies, from 1996 to 2000, Mr. Dolan was Chief Operating Officer of NextWave Telecom.  Prior to that, he spent eight years at BellAtlantic/NYNEX Mobile, serving in numerous roles of increasing responsibility, most recently as Executive Vice President of Marketing.  He began his career in the telecommunications industry at PacTel Cellular as a Manager of Network Operations.  Mr. Dolan also served as an officer in the United States Marine Corps, where he spent more than seven years as a tactical jet pilot.  He currently serves on the Board of Directors of American Tower Corporation (NYSE: AMT) and NII Holdings, Inc. (NASDAQ: NIHD).  Mr. Dolan graduated from the U.S. Naval Academy with a degree in Mechanical Engineering and also holds an M.B.A. from the Columbia University School of Business.

On October 12, 2010, the Company issued a press release announcing the employment of Mr. Dolan as the Company’s new Chief Executive Officer and President.  A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Employment Agreement between Sonus Networks, Inc. and Raymond P. Dolan, accepted on October 8, 2010.

	99.1	Press release of Sonus Networks, Inc. dated October 12, 2010 announcing employment of its Chief Executive Officer and President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President and General Counsel